Exhibit 99.1

LETTER OF TRANSMITTAL

TO TENDER

UP TO $200,000,000 OF

OUTSTANDING 6.375% SENIOR NOTES DUE 2024

OF

U.S. CONCRETE, INC.

PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS

DATED             , 2017

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 A.M., NEW YORK CITY TIME, ON             , 2017 (THE “EXPIRATION DATE”), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE ISSUER, IN WHICH EVENT THE TERM “EXPIRATION DATE” SHALL MEAN THE LATEST DATE TO WHICH THE EXCHANGE OFFER IS EXTENDED.

The Exchange Agent for the Exchange Offer is:

U.S. BANK NATIONAL ASSOCIATION

Corporate Trust Services

EP-MN-WS2N

60 Livingston Avenue

St. Paul, Minnesota 55107

Attn: Specialized Finance

(651) 466-5129

(651) 466-7372 (fax)

If you wish to exchange issued and outstanding 6.375% Senior Notes due 2024 (the “2017 Notes”) for an equal principal amount of 6.375% Senior Notes due 2024 (the “Exchange Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exchange offer, you must validly tender (and not validly withdraw) the 2017 Notes to U.S. Bank National Association (the “Exchange Agent”) prior to the Expiration Date.

The undersigned hereby acknowledges receipt and review of the Prospectus, dated             , 2017 (the “Prospectus”), of U.S. Concrete, Inc. (the “Issuer”), and this Letter of Transmittal (the “Letter of Transmittal”), which together describe the Issuer’s offer (the “Exchange Offer”) to exchange their issued and outstanding 2017 Notes for an equal principal amount of Exchange Notes. Capitalized terms used but not defined herein have the respective meanings given to them in the Prospectus.

The Issuer reserves the right, at any time or from time to time, to extend the Exchange Offer at its discretion. The Issuer shall notify the Exchange Agent and each registered holder of the 2017 Notes of any extension by oral or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

This Letter of Transmittal is to be used by holders of the 2017 Notes. Tender of 2017 Notes is to be made according to the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”) pursuant to the procedures set forth in the Prospectus under the caption “The Exchange Offer—Procedures for Tendering 2017 Notes.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer-generated message known as an “agent’s message” to the Exchange Agent for its acceptance. For you to validly tender your 2017 Notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your 2017 Notes; and

•	you agree to be bound by the terms of this Letter of Transmittal.

BY USING THE ATOP PROCEDURES TO TENDER 2017 NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGEMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

1. By tendering 2017 Notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

2. By tendering 2017 Notes in the Exchange Offer, you represent and warrant that you have full authority to tender the 2017 Notes described above and will, upon request, execute and deliver any additional documents deemed by the Issuer to be necessary or desirable to complete the tender of 2017 Notes.

3. You understand that the tender of the 2017 Notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between you and the Issuer as to the terms and conditions set forth in the Prospectus.

4. By tendering 2017 Notes in the Exchange Offer, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the “SEC”), including Exxon Capital Holdings Corp., SEC No-Action Letter (available May 13, 1988), Morgan Stanley & Co., Inc., SEC No-Action Letter (available June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (available July 2, 1993), that the Exchange Notes issued in exchange for the 2017 Notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act (other than a broker-dealer who purchased 2017 Notes exchanged for such Exchange Notes directly from the Issuer to resell pursuant to Rule 144A or any other available exemption under the Securities Act, and any such holder that is an “affiliate” of the Issuer within the meaning of Rule 405 under the Securities Act), provided that such Exchange Notes are acquired in the ordinary course of such holders’ business and such holders are not participating in, and have no arrangement with any other person to participate in, the distribution of such Exchange Notes.

5. By tendering 2017 Notes in the Exchange Offer, you hereby represent and warrant that:

(a) the Exchange Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of your business, whether or not you are the holder;

(b) you are not participating, and do not intend to participate, in the distribution of the Exchange Notes;

(c) you have no arrangement or understanding with any person to participate in the distribution of 2017 Notes or Exchange Notes within the meaning of the Securities Act;

(d) you are not an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of the Issuer; and

(e) if you are a broker-dealer, you will receive the Exchange Notes for your own account in exchange for 2017 Notes that were acquired as a result of market-making activities or other trading activities, and you acknowledge that you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such Exchange Notes.

If you are unable to make all of the representations and warranties contained in Item 5 above and subject to the qualifications and limitations in the Registration Rights Agreement (as defined below), you may provide a written request to have your 2017 Notes registered in a shelf registration statement described in the registration rights agreement, dated as of January 9, 2017, by and among the Issuer, the guarantors party thereto and J.P Morgan Securities LLC, as representative of the Initial Purchasers (as defined therein) (the “Registration Rights Agreement”).

6. If you are a broker-dealer that will receive Exchange Notes for your own account in exchange for 2017 Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge, by tendering 2017 Notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such Exchange Notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

7. If you are a broker-dealer and 2017 Notes held for your own account were not acquired as a result of market-making or other trading activities, such 2017 Notes cannot be exchanged pursuant to the Exchange Offer.

8. Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy, and legal and personal representatives.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.	Book-Entry Confirmations.

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of 2017 Notes tendered by book-entry transfer (a “Book-Entry Confirmation”), as well as an agent’s message and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 11:59 a.m., New York City time, on the Expiration Date.

2.	Partial Tenders.

Tenders of 2017 Notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of 2017 Notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all 2017 Notes is not tendered, then 2017 Notes for the principal amount of 2017 Notes not tendered and Exchange Notes issued in exchange for any 2017 Notes accepted will be delivered to the holder via the facilities of DTC promptly after the 2017 Notes are accepted for exchange.

3.	Validity of Tenders.

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered 2017 Notes will be determined by the Issuer, in its sole discretion, which determination will be final and binding. The Issuer reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuer, be unlawful. The Issuer also reserves the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any 2017 Notes. The Issuer’s interpretation of the terms and conditions of the Exchange Offer (including the instructions on the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of 2017 Notes must be cured within such time as the Issuer shall determine. Although the Issuer intends to notify holders of defects or irregularities with respect to tenders of 2017 Notes, neither the Issuer, the Exchange Agent nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of 2017 Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any 2017 Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, promptly following the Expiration Date.

4.	Waiver of Conditions.

The Issuer reserves the absolute right to waive, in whole or part, up to the expiration of the Exchange Offer, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5.	No Conditional Tender.

No alternative, conditional, irregular or contingent tender of 2017 Notes will be accepted.

6.	Requests for Assistance or Additional Copies

Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

7.	Withdrawal

Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption “The Exchange Offer—Withdrawal of Tenders.”

8.	No Guarantee of Late Delivery

There is no procedure for guarantee of late delivery in the Exchange Offer.

IMPORTANT: BY USING THE ATOP PROCEDURES TO TENDER 2017 NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGEMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.